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                                                                  Exhibit 21


      The consolidated subsidiaries of the Registrant at March 1, 2000, were as follows:

                                                               State or Other
                                                              Jurisdiction of
               Name                           Location         Incorporation

CBI-Kansas, Inc.                          Kansas City, MO        Kansas

     Commerce Bank, National Association  Kansas City, MO        United States

          CB Building Corp.               Kansas City, MO        Missouri

             Tower Redevelopment
               Corporation                Kansas City, MO        Missouri

          Twin City Development
             Company, Inc.                Kansas City, KS        Kansas

          County Realty Corp.             Clayton, MO            Missouri

          Commerce Brokerage
            Services, Inc.                Clayton, MO            Missouri

          Commerce Financial Corp.        Clayton, MO            Missouri

          Clayton Financial Corp.         Clayton, MO            Missouri

             Clayton Realty Corp.         Clayton, MO            Missouri

          Commerce Insurance
            Services, Inc.                Fenton, MO             Missouri

     Shawnee State, Inc.                  Shawnee, KS            Kansas

     Commerce Bank, National Association  Wichita, KS            United States

          Union Center, Inc.              Wichita, KS            Kansas

          21st Street Redevelopment
            Company, L.C.                 Wichita, KS            Kansas

CBI-Illinois, Inc.                        Kansas City, MO        Delaware

     Commerce Bank, National Association  Peoria, IL             United States

          Illinois Financial, LLC         Peoria, IL             Delaware

             Illinois Realty, LLC         Peoria, IL             Delaware

Commerce Bank of Omaha,
  National Association                    Omaha, NE              United States

CBI Insurance Company                     Kansas City, MO        Arizona

CFB Partners, Inc.                        Kansas City, MO        Missouri

CFB Venture Fund I, Inc.                  Clayton, MO            Missouri

Capital For Business, Inc.                Kansas City, MO        Missouri

Commerce Mortgage Corp.                   Kansas City, MO        Missouri

Commerce Property and Casualty
  Agency, Inc.                            Kansas City, MO        Missouri

Mid-America Financial Corp.               Kansas City, MO        Missouri

     Delaware Redevelopment
       Corporation                        Kansas City, MO        Missouri

UBI Financial Services, Inc.              Wichita, KS            Kansas